EXHIBIT 23.03

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Interwoven, Inc. of our report dated January 16, 2003 (except for Note 17 which is dated as of March 19, 2003), relating to the consolidated financial statements and financial statement schedule, which appear in iManage, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

October 7, 2003